STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement ("Agreement" ) is made as of this 1st day of March, 1999 by and between Interiors, Inc., a Delaware corporation ("Interiors"), and CSL Lighting Manufacturing, Inc., a Delaware corporation ("CSL").

      THE PARTIES HEREBY AGREE AS FOLLOWS:

      1. Purchase and Sale of Subject Shares.

            1.1 Investment by Interiors.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), CSL will issue and sell to Interiors, and Interiors will purchase 1,191,752 shares of the Common Stock, par value $0.01 per share, of CSL (the "CSL Common Stock"), representing fifty-one (51%) percent of the outstanding shares of CSL Common Stock as at the Closing Date, giving effect to such issuance (the "Subject Shares").

                  (b) At the Closing described below, CSL shall deliver to Interiors, against delivery of the "Consideration" set forth in Section 1.2 below, stock certificates registered in the name of Interiors representing the Subject Shares.

            1.2 Consideration. In full consideration for the Subject Shares, on the Closing Date, Interiors shall issue to CSL, or to certain creditors of CSL specified below, the following consideration (the "Consideration"):

                  (a) 1,927 shares of Series C preferred stock, par value $0.01 per share (the "Series C Preferred Stock"), of Interiors. The shares of Series C Preferred Stock issued pursuant to this subsection (a) is sometimes hereinafter referred to as the "Stock Consideration." The rights, designations and privileges with respect to such shares of Series C Preferred Stock are set forth in the Certificate of Designation of the Series C Preferred Stock (the "Certificate of Designation"), a copy of which is annexed hereto as Exhibit A; and

                  (b) Six Hundred Thousand ($600,000) Dollars, payable in cash by wire transfer to the following account: Morse, Zelnick, Rose & Lander, LLP Attorney Trust Account, Account Number 967086639, ABA Number 021000021, at The Chase Manhattan Bank, 1211 Avenue of the Americas, New York, New York 10036. The cash amount to be paid to CSL pursuant to this subsection (b) is sometimes hereinafter referred to as the "Cash Consideration."

            1.3 Use of Proceeds. CSL will apply the Consideration from the sale of the Subject Shares exclusively as follows:

                  (a) the Stock Consideration shall be issued to Sovereign Partners L.P. ("Sovereign") and The Endeavor Capital Fund S.A. ("Endeavor" and, together with Sovereign, the "CSL Creditors") in full satisfaction of the aggregate principal amount outstanding on the Closing Date under all convertible subordinated debentures or notes of CSL, plus all accrued and unpaid interest and penalties thereunder, held of record by such CSL Creditors (the "CSL Subordinated Debt"), and in exchange for delivery of (i) cancelled debentures or notes formerly representing the CSL Subordinated Debt and (ii) releases duly executed by each of the CSL Creditors releasing CSL from any and all obligations and liabilities arising from or in connection with the CSL Subordinated Debt; and

                  (b) the Cash Consideration shall be used to retire other outstanding CSL subordinated debt, to purchase additional CSL inventory, raw materials or finished goods and for working capital and general corporate purposes.

      2. Representations and Warranties of CSL. CSL hereby represents and warrants to, and agrees with, Interiors, except as set forth on the Disclosure Schedule furnished to Interiors and attached hereto as Exhibit B, specifically identifying the relevant section or subsection hereof (but which may make reference to any other section or subsection hereof), which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

            2.1 Organization, Good Standing and Qualification. CSL is a corporation duly organized, validly existing and upon filing of its 1999 Delaware Franchise Tax Return and payment of the amounts reflected thereon as due (which amounts do not exceed $41,000), in good standing under the laws of the State of Delaware. CSL has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. CSL has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on the business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects of Interiors and its consolidated subsidiaries, when taken as a collective whole (a "Material Adverse Effect").

            2.2 Capitalization.

                  (a) After giving effect to the transactions contemplated by this Agreement, and immediately after the Closing, the capital stock of CSL, as authorized by the Certificate of Incorporation, will consist of: those securities (including Common Stock, preferred stock, notes or debentures) which shall be set forth on Schedule 2.2 to the Disclosure Schedule. Except as set forth on Schedule 2.2(a) of the Disclosure Schedule, no additional shares of CSL Common Stock have been issued, authorized for issuance, or otherwise committed to be issued and, except as set forth on Schedule 2.2(a) or in the SEC Documents (as defined below), no additional shares of CSL preferred stock, notes, debentures, warrants, options or other rights to purchase capital stock have been issued, authorized for issuance, or otherwise committed to be issued. Such CSL Common Stock, preferred stock, notes, debentures, warrants, options or other rights to purchase capital stock of CSL are collectively referred to herein as the "CSL Securities".

                  (b) Except as disclosed (i) in (A) CSL's Form 10KSB for its fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission ("SEC"), (B)


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

CSL's Form 10QSB for the three fiscal quarters ended September 30, 1998, as filed with the SEC (the "Fiscal 1998 From 10Q") (C) CSL's Proxy Statement on Form 14A as filed with the SEC on July 28, 1998 (the "Proxy Statement"), or (D) all other similar forms and reports (including From 8-K Current Reports) filed by CSL with the SEC subsequent to December 31, 1997 (all of the foregoing hereinafter collectively referred to as the "SEC Documents"), or (ii) on
Schedule 2.2(a) to the Disclosure Schedule, as of the Closing, CSL will not (x) have outstanding any capital stock or other CSL Common Stock convertible into or exchangeable for any shares of its capital stock and, except as otherwise contained in the Certificate of Incorporation, or pursuant to the terms of any of the Purchase Documents, as defined below, no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or CSL Common Stock convertible into or exchangeable for any capital stock of Interiors; (y) have any capital stock, equity interests or other CSL Common Stock reserved for issuance for any purpose; or (z) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible CSL Common Stock, rights or options of the type described in the preceding clause (x).

                  (c) All of the issued and outstanding shares of CSL Common Stock have been duly and validly issued and are fully paid and nonassessable and all of the shares of CSL Common Stock issued pursuant to this Agreement as Subject Shares, when issued as contemplated hereby, will be validly issued, fully paid and nonassessable. CSL's certificate of incorporation has authorized, and CSL has reserved for future issuance, an adequate number of shares of CSL Common Stock to permit the purchase of the Subject Shares hereunder. The rights, privileges and preferences of the CSL Common Stock are as set forth in the Certificate of Incorporation of CSL. To the best knowledge of CSL, there are no agreements among CSL's stockholders with respect to the voting or transfer of CSL's capital stock, other than the agreements contained herein. The Proxy Statement for CSL's 1998 Annual Meeting of CSL included in the SEC Documents includes a complete and correct list of the name of each of CSL's current or former officers, directors, employees or, to the best knowledge of CSL, Persons that beneficially own in excess of 5.0% of the outstanding equity interest of CSL (each, a "Principal Owner"). The number of shares of CSL Common Stock owned by each such Principal Owner as of the Closing Date is as reflected on such Proxy Statement, unless updated on Schedule 2.2(b) to the Disclosure Schedule.

            2.3 Authority; Execution and Delivery; Requisite Consents; Nonviolation.

                  (a) CSL shall use its reasonable best efforts to cause to be taken all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. CSL has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto, including without limitation all agreements, instruments and other documents to be executed and delivered with secured CSL Creditors (this Agreement, together


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

with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "Purchase Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Purchase Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Interiors. This Agreement and each of the other Purchase Documents that has been executed as of the date hereof are, and each of the Purchase Documents will be as of the Closing, duly executed and delivered by CSL and the legal, valid and binding obligation of CSL, enforceable against CSL in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

                  (b) Except as set forth on Schedule 2.3 to the Disclosure Schedule or where the failure to comply with any of the provisions of this
Section 2.3(b) would not, individually or in the aggregate, have a Material Adverse Effect, the execution, delivery and performance of this Agreement and the other Purchase Documents, the consummation by CSL of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by CSL of the Subject Shares) will not: (i) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person"); (ii) violate or conflict with any provision of the Certificate of Incorporation or the By-laws of CSL, a complete and correct copy of which has been provided to counsel to CSL; or (iii) constitute a default (with or without notice or lapse of time or both) under, violate or conflict with, or give rise to a right of termination, cancellation or acceleration or to a loss of a material benefit under any Law (as defined in Section 2.6 below), Permit (as defined in Section 2.6 below), Order (as defined in Section 2.5 below), or contract, agreement, arrangement or understanding, written or oral, to which CSL is or hereafter may be a party or by which CSL or its properties are or hereafter may be bound. Except as disclosed in Schedule 2.3 to the Disclosure Schedule, CSL is not a party to or otherwise bound by or subject to (i) any contract, agreement, arrangement or understanding, written or oral, containing any covenant limiting the freedom of CSL to engage in any line of business or compete with any business in any geographic area in any material respect if such will be binding on Interiors after the Closing, and (ii) any contract, agreement, arrangement or understanding, written or oral, relating to the disposition or acquisition of the assets of, or any interest in, CSL or any business enterprise which relates to CSL other than in the ordinary course of business consistent with past practices.

            2.4 Subsidiaries. Except as disclosed in the SEC Documents or in
Schedule 2.4 to the Disclosure Schedule, CSL has no subsidiaries and does not, and prior to the Closing will not, own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity.


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

            2.5 Litigation. Except as set forth in Schedule 2.5 to the Disclosure Schedule, there is no action, suit, proceeding, investigation or governmental approval process (collectively, "Actions") pending or, to the best knowledge of CSL, threatened against it, or affecting any of its properties or assets (including, without limitation, any of its Permits) which individually or in the aggregate would have a Material Adverse Effect, nor is there any basis for any such Action. To the best knowledge of CSL, there is no Action against any of its directors, officers or employees in connection with its business which, in the event of an adverse judgment against any such Person, would have a Material Adverse Effect, nor is there any basis for any such Action. The foregoing includes, without limitation, any Action pending or, to CSL's best knowledge, threatened (or any basis therefor known to CSL) involving the prior employment of any employees of CSL, their use in connection with the business of CSL of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither CSL nor any of its assets or properties, nor, in connection with its business, any of its CSL, directors, officers or employees, is subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "Order") of any Governmental Authority which could have a Material Adverse Effect. There is no Action by CSL currently pending or which CSL intends to initiate which could have a Material Adverse Effect.

            2.6 Compliance with Laws; Permits. Assuming the accuracy of the representations made by Interiors pursuant to Section 3 hereof, the offer and sale of the Subject Shares to Interiors will be in compliance with all applicable federal and state securities laws. CSL has not violated or failed to comply with any statute, law, ordinance, rule, regulation or policy of any Governmental Authority (collectively, "Laws") to which it or any of its properties or assets is subject, except where non-compliance with any such Laws would not, individually or in the aggregate, have a Material Adverse Effect. CSL has all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively, the "Permits") that are required for the conduct of its business as presently conducted; all such Permits are, and as of the Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; and CSL has no knowledge of any reason why such Permits may be revoked or suspended, except in each case, where not compliance with this sentence would not, individually or in the aggregate, have a Material Adverse Effect. Except where non-compliance with the following would not, individually or in the aggregate, have a Material Adverse Effect, all applications, reports, notices and other documents required to be filed by CSL with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof. With respect to any required Permits, applications for which are either pending or contemplated to be made pursuant to the business strategy of CSL, CSL knows of no reason why such Permits should not be approved and granted by the appropriate Governmental Authority. Neither CSL nor, to the best knowledge of CSL, any of its officers, employees or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to CSL.


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

            2.7 Absence of Certain Changes or Events. Since September 30, 1998, there has been no change in the business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects of CSL, except for (a) changes in the ordinary course of business consistent with past practice, or (b) as disclosed in the SEC Documents or in Schedule 2.7 of the Disclosure Schedule, but in each case, which have not had a Material Adverse Effect on CSL.

            2.8 Company Assets. Schedule 2.8 to the Disclosure Schedule lists all liens, pledges, security interests, claims, encumbrances or other restrictions of any kind (collectively, "Liens") on any of the assets or properties of CSL. Except (a) as disclosed on Schedule 2.8 to the Disclosure Schedule or on lien and judgment searches conducted in the jurisdictions disclosed in such Section to the Disclosure Schedule, or (b) where non-compliance with any of the following would not individually or in the aggregate have a Material Adverse Effect:

                  (i) except for such non-disclosed liens or other exceptions to title which would not individually or in the aggregate have a Material Adverse Effect, CSL has good and marketable title to all of its assets and properties, free and clear of any Liens;.

                  (ii) with respect to any assets or properties it leases, CSL holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease;

                  (iii) all of the assets and properties of CSL that are material to the conduct of business as presently conducted or as proposed to be conducted by it are in good operating condition and repair, subject to ordinary wear and tear; and

                  (iv) the inventory of CSL is, in the aggregate, in good and marketable condition, all reserves for obsolete, damaged or slow moving inventories are adequate, and, such inventory is salable (or may be leased) in the normal course of business as currently conducted, at current applicable prices and within normal inventory "turn" experience.

            2.9 Contracts. True and correct copies of all contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understanding, written or oral (collectively, "Contracts") which are material to the business, financial condition or prospects of CSL have been made available to Interiors. Except where non-compliance with any of the following would not, individually or in the aggregate, have a Material Adverse Effect, all of the Contracts are in full force and effect and constitute legal, valid and binding obligations of CSL and, to the best knowledge of CSL, the other parties thereto; CSL and, to the best knowledge of CSL, each other party thereto, has performed in all material respects all obligations required to be performed by it under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of CSL or, to the best knowledge of CSL, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all

Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

            2.10 Intellectual Property. Except as otherwise disclosed in the SEC Documents or in Schedule 2.10 to the Disclosure Schedule, or where non-compliance with any of the following would not, individually or in the aggregate, have a Material Adverse Effect:

            (a) CSL owns or possesses valid licenses (the "Intellectual Property Licenses") to all United States and foreign patents, trademarks, service marks, trade names, brand names, computer software and programs, franchises, technology, know-how and processes, and registered copyrights, and any applications for any of the foregoing (collectively, the "Intellectual Property") which is used in, or relates to its business.

            (b) Subject to the limitations set forth in the Intellectual Property Licenses, CSL has all right, title and interest in all of the Intellectual Property, free and clear of all Liens. CSL owns or has the exclusive or non-exclusive right to use all Intellectual Property or trade secrets necessary to conduct its business as now being conducted or as proposed to be conducted. CSL owns or possesses sufficient licenses or other rights to use all Intellectual Property covered by its patents or patent applications necessary to conduct its business as now being conducted and as proposed to be conducted by CSL.

            (c) CSL has at all times maintained reasonable procedures to protect and have enforced all of its trade secrets.

            (d) The consummation of the transactions contemplated hereby will not alter, adversely affect or impair the rights of CSL to any of the Intellectual Property, any trade secret material to it, or under any of the Intellectual Property Licenses.

            (e) No claim with respect to the Intellectual Property, any trade secret material to CSL, or any Intellectual Property License which would have a Material Adverse Effect is currently pending or, to the best knowledge of CSL, has been asserted, or overtly threatened by any Person, nor does CSL know of any grounds for any claim against CSL. All United States and foreign patents and patent applications owned by CSL (the "Patents and Applications") as part of the Intellectual Property have been properly prepared and filed on behalf of CSL as named therein and are being diligently pursued by CSL. Except in connection with the prosecution of the Patents and Applications, there are no pending judicial or governmental proceedings, including but not limited to interferences and oppositions, relating to any of the Patents and Applications or any other proprietary information to which CSL is a party or by which any property (such term "property" specifically to include rights pursuant to licenses or options or other rights to acquire licenses) of CSL is subject.

            2.11 Insurance. CSL has in full force and effect all insurance policies as are required for the operations of its business, except where the failure to maintain such insurance would not, individually or in the aggregate, have a Material Adverse Effect.


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

            2.12 Labor Union Activities; Employee Relations. No employee of CSL is represented by any labor union or covered by any collective bargaining agreement; nor, to the best knowledge of CSL, has any labor union sought to represent any of its employees of CSL. There is no strike or other labor dispute involving CSL pending, or to the best knowledge of CSL, threatened. To the best knowledge of CSL, no officer or key employee intends to terminate his employment with it. To the best knowledge of CSL, no officer or key employee of it is a party to or bound by any Contract, or subject to any restrictions (including, without limitation, any non-competition restriction), which would restrict the right of such person to participate in the affairs of CSL.

            2.13 ERISA. Except as disclosed on Schedule 2.13 to the Disclosure Schedule, CSL does not maintain (nor has it ever maintained) nor does it have (nor has it ever had) any obligation under (including, without limitation, any obligation to contribute to) an employee benefit plan as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            2.14 Taxes. All federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other material tax returns and reports required to be filed by CSL in those or in any other jurisdiction (collectively, "Returns") have been timely filed, (b) all such Returns are true, correct and complete, except where the inaccuracies in any such Return would not, individually or in the aggregate, have a Material Adverse Effect, (c) all taxes, assessments, fees, interest, penalties and other charges with respect thereto (collectively, "Taxes") due or claimed to be due from CSL have been paid except to the extent reserved against on CSL's financial statements, (d) no income tax return of CSL has been audited by the applicable Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for CSL for any period.

            2.15 Environmental Matters. Except where a breach or violation of any of the following would not, individually or in the aggregate, have a Material Adverse Effect (a) the business, assets and properties of CSL are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws"), (b) no event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute non-compliance by CSL with, or a violation by CSL of, the Environmental Laws, and (c) CSL has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by it, except where such disposal, discharge or release was in compliance with the Environmental Laws.

            2.16 Books and Records. The books of account, ledgers and records of CSL accurately and completely reflect in all material respects all information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable. The minute books of CSL fully set forth all action taken by its Board of Directors, CSL and, if any, executive committee (or other committee thereof).


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

            2.17 Transactions with Affiliates. Except as disclosed in the SEC Documents or in Schedule 2.17 to the Disclosure Schedule (a) CSL has not had any direct or indirect dealings with any Principal Owner or with any of such Principal Owner's Affiliates, associates or relatives, (b) CSL has no obligation to or claim against any Principal Owner, or any of such Principal Owner's Affiliates, associates or relatives, (c) no such Person has any obligation to or claim against CSL, and (d) no Principal Owner, nor any of such Principal Owner's Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity which is competitive with CSL. "Affiliate" of a specified Person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

            2.18 Registration Rights. Except as set forth in the SEC Documents or in Schedule 2.18 to the Disclosure Schedule, no Person has, and as of the Closing no Person shall have, demand, "piggy-back" or other rights to cause CSL to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to any of its CSL Common Stock or to participate in any such registration statement.

            2.19 No Brokers or Finders. Except as set forth in Schedule 2.19 to the Disclosure Schedule, neither CSL nor any of its respective Affiliates has entered or will enter into any agreement pursuant to which CSL or CSL will be liable, as a result of the transactions contemplated by this Agreement or any of the Purchase Documents, for any claim of any person for any commission, fee or other compensation as finder or broker and CSL agrees to indemnify CSL for any liability resulting from any such agreement.

            2.20 Investment Company Act. CSL is not an "investment company" nor is CSL directly or indirectly controlled by or acting on behalf of any Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

            2.21 Purchase Documents Disclosure. In connection with the purchase of the Subject Shares by Interiors as contemplated hereby, CSL has, to its knowledge, disclosed to Interiors all material facts and information concerning CSL and the Subject Shares, and has not, to its knowledge, made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or in any of the other Purchase Documents not misleading.

            2.22 Year 2000 Compliance. CSL has reviewed its products, business and operations which could be adversely affected by the risk that computer applications developed, marketed, sold and delivered or used by CSL may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). CSL's products and services provided or delivered to its customers and CSL's internal information and business systems will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000. In addition, CSL has surveyed those vendors, suppliers and other third parties (collectively, the "Outside Parties") with which CSL does business and whose failure to adequately address the Year 2000 Problem could have a material adverse effect on the Condition of CSL. Based upon the aforementioned internal review and surveys of the Outside Parties, the Year 2000 Problem has not resulted in, and is not reasonably expected to have, a Material Adverse Effect on the condition of CSL.

            2.23 SEC Documents. (a) CSL has filed, pursuant to the Securities and the Securities and Exchange Act of 1934, as amended (the "Exchange Act") all SEC Documents required to be filed with respect to the business and operations of CSL under each of the Securities Act and Exchange Act, and the business and operations of CSL under each of the Securities Act and the Exchange Act, and the respective rules and regulations thereunder, (b) all of the SEC Documents complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed, (c) at the respective dates they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, an (d) the consolidated financial statements of CSL included in the SEC Documents complied as to the form in all material respects with he applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied throughout the period involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows of CSL as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of certain footnote disclosures. As used herein, the term "SEC Documents" means and includes the SEC Documents and all other material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed with respect to the business and operations of CSL under each of the Securities Act and the Exchange Act, and the respective rules and regulations thereunder.

      3. Representations, Warranties, Covenants and Agreements of Interiors. Interiors hereby represents and warrants to, and covenants and agrees with, CSL as follows:

            3.1 Organization. Interiors is, and as of the Closing will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            3.2 Authorization. Interiors has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Interiors. This Agreement has been duly executed and delivered by Interiors and constitutes its legal, valid and binding obligation, enforceable against Interiors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

            3.3 No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation by Interiors of the transactions contemplated hereby, violates any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency applicable to Interiors, or violates, or conflicts with, any contract, commitment, agreement, understanding or arrangement of any kind to which Interiors is a party or by which Interiors is bound.

            3.4 No Litigation. No action, suit or proceeding against Interiors relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action against Interiors seeking to delay or enjoin any such transactions is pending or, to Interiors' knowledge, threatened.

            3.5 Investment Intent. Interiors (i) is an accredited Investor within the meaning of Rule 501(a) under the Securities, (ii) is aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement and is aware that the certificates representing Interiors' ownership of the Subject Shares will bear related restrictive legends and (iii) except as otherwise set forth herein, is acquiring the Subject Shares hereunder without registration under the Securities Act in reliance on the exemption from registration contained in Section 4(2) of the Securities Act, for investment for its own account, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares. Interiors has been given the opportunity to ask questions of, and receive answers from, the officers of CSL regarding CSL, its current and proposed business operations and the Subject Shares, and the officers of CSL have made available to Interiors all documents and information that Interiors has requested relating to an investment in CSL. Interiors has been represented by competent legal counsel in connection with its purchase of the Subject Shares and acknowledges that CSL has relied upon Interiors' representations in this Section 3 in offering and selling the Subject Shares to Interiors.

            3.6 No Brokers or Finders. Except as set forth on Schedule 3.6 to the Disclosure Schedule, neither Interiors, CSL, nor any of their respective Affiliates has entered or will enter into any agreement pursuant to which either Interiors or CSL will be liable, as a result of the transactions contemplated by this Agreement or any of the Purchase Documents, for any claim of any person for any commission, fee or other compensation as finder or broker. Each party hereby agrees to indemnify the other for any liability resulting from a breach of such party of its representations and covenants set forth in this Section 3.6.

            3.7 Economic Risk; Restricted Subject Shares. Without limiting or modifying the representations, warranties and agreements of CSL set forth in
Section 2 of this Agreement or the right of Interiors to rely thereon, Investor acknowledges, agrees and recognizes that its investment in the Subject Shares involves a number of significant risks, including factors beyond the control of CSL or its management, and that Interiors could incur a loss of all or substantially all of its investment Interiors is able to bear the economic risks of an investment in the Subject Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, can afford a complete loss of such investment.

      4. Conditions of Interiors' Obligations at Closing. The obligation of Interiors to purchase the Subject Shares to be purchased by it at the Closing is subject to the fulfillment to Interiors' reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

            4.1 Representations and Warranties. The representations and warranties of CSL contained in this Agreement and the other Purchase Documents shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

            4.2 Performance. CSL shall have performed and complied with all agreements and conditions required by this Agreement and the other Purchase Documents to be performed or complied with by it prior to or at the Closing.

            4.3 Delivery of Stock Certificates. At the Closing, CSL shall have tendered to Interiors certificates representing the Subject Shares, all in form and substance reasonably satisfactory to Interiors and sufficient to transfer to and vest in Interiors good and valid title to the Subject Shares, free and clear of any Lien.

            4.4 Conduct of Business. CSL shall carry on its business diligently and shall not make or institute any unusual methods of management, accounting or operation, except as agreed to in writing by Interiors. All of the property of CSL shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

            4.5 Compliance With Laws. CSL will comply in all material respects with all laws and regulations which are applicable to it, its ownership of its assets or to the conduct of its business and will perform and comply in all material respects with all contracts, commitments and obligations by which it is bound.

            4.6 No Material Adverse Effect. There shall not have occurred any event or condition which has or reasonably could be expected to have a Material Adverse Effect on the assets, business, properties, financial condition or prospects of CSL.

            4.7 Consents. CSL shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons (including CSL Creditors) as shall be necessary for the execution, delivery and performance of this Agreement, the other Purchase Documents and the Certificate of Designation, if any, and the transactions contemplated hereby and thereby, all without material cost or other adverse consequences to Interiors.

            4.8 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened with respect to this Agreement, the other Purchase Documents or the transactions contemplated hereby or thereby or which might have a Material Adverse Effect on CSL.

            4.9 Opinion of Counsel. Interiors shall have received from Messrs. Morse, Zelnick Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022, legal counsel to CSL, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C annexed hereto and made a part hereof.

            4.10 Compliance Certificate. Interiors shall have received a certificate dated as of the day of the Closing executed by the Chief Executive Officer of CSL certifying that the conditions specified in this Section 4 have been fulfilled.

            4.11 Final Certificate of Designation and Exchange of Series C Preferred Stock for CSL Subordinated Debt. On or before the Closing Date: (a) the final terms and conditions of the Certificate of Designation for the Series C Preferred Stock of Interiors shall have been mutually agreed upon among the CSL Creditors and Interiors and the same shall be satisfactory to Interiors in the exercise of its sole and absolute discretion, (b) the final Certificate of Designation shall have been filed with the Secretary of the State of Delaware and shall be in full force and effect, and (c) Sovereign and Endeavor shall have cancelled the CSL Subordinated Debt in exchange for the issuance of the Stock Consideration.

            4.12 Board of Directors of CSL. Prior to the Closing Date, the entire board of directors of CSL shall consist of not more than three (3) persons. On or before the Closing Date, CSL shall cause the Board of Directors of CSL to execute a unanimous written consent expanding the Board of Directors to seven (7) persons and appointing three (3) additional persons to serve as members of the Board of Directors, each of which shall be designated by Interiors. Promptly following the Closing Date, the Board of Directors shall hold a meeting at which a person mutually designated by Interiors and CSL shall be appointed to fill the vacancy on the Board of Directors. For a period of not less than one hundred and fifty (150) days following the Closing Date, six of the seven members of the Board of Directors of CSL shall consist of (a) three
(3) persons designated by the board of directors of CSL prior to the Closing Date, and (b) three (3) persons designated by Interiors. From the date on which the Board of Directors holds its first meeting following the Closing Date to the date which is 150 days following the Closing Date, the seventh member of the Board of Directors shall be the person previously mutually agreed upon by CSL and Interiors.

            4.13 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Interiors and its counsel, in all material respects, and Interiors shall have received all such counterpart originals or certified or other copies of such documents as Interiors may reasonably request.

            If at the Closing CSL fails to tender to Interiors the documents specified herein which are required to be delivered to Interiors at the Closing or if at the Closing any of the conditions specified in this Section 4 shall not have been fulfilled to Interiors' reasonable satisfaction, Interiors shall, at its election, be relieved of all further obligations under this Agreement.

      5. Conditions of CSL's Obligations at Closing. The obligations of CSL to Interiors under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

            5.1 Representations and Warranties. The representations and warranties of Interiors contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

            5.2 Payment of Purchase Price. Interiors shall have delivered to CSL or the CSL Creditors, as applicable, the Consideration specified in Section 1.2 hereof.

            5.3 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened with respect to this Agreement or the transactions contemplated hereby.

            5.4 Standstill Agreement. On the Closing Date, Interiors and certain of its Principal Stockholder(s) shall have executed and delivered to CSL an agreement (the "Standstill Agreement"), in substantially the form of Exhibit D annexed hereto, to the effect that for a period of one hundred and fifty (150) days following the Closing Date neither Interiors nor such Principal Stockholder(s) shall acquire any additional shares of CSL Common Stock.

            5.5 Opinion of Counsel. CSL shall have received from Messrs. Greenberg Traurig, 200 Park Avenue, New York, New York 10166, legal counsel to Interiors, an opinion, dated as of the Closing, in the form attached hereto as Exhibit E annexed hereto and made a part hereof.

            5.6 Indemnity Guarantee. On the Closing Date, Interiors shall have executed and delivered to CSL a guarantee, in substantially the form of Exhibit F annexed hereto, to the effect that Interiors shall guarantee CSL's indemnity obligations under that certain Indemnity Agreement, dated as of March 1, 1999, up to a maximum amount of $100,000.

            5.7 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Interiors and its counsel, and Interiors shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

            If at the Closing Interiors fails to tender to CSL the Consideration or documents specified herein which are required to be delivered by Interiors to CSL at the Closing or if at the Closing any of the conditions specified in this
Section 5 shall not have been fulfilled to CSL's reasonable satisfaction, CSL shall, at its election, be relieved of all further obligations to Interiors under this Agreement.

      6. INDEMNIFICATION.

            6.1 General.

                  (a) CSL shall defend, indemnify and hold harmless Interiors from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that Interiors may incur, sustain or suffer (collectively "Interiors Losses") as a result of any breach of, or failure by CSL to perform, any of the representations, warranties, covenants or agreements of CSL contained in this Agreement or in any Exhibit(s) or Schedule(s) furnished by or on behalf of CSL under this Agreement.

                  (b) Interiors shall defend, indemnify and hold harmless CSL from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that CSL may incur, sustain or suffer (collectively, "CSL Losses") as a result of any breach of, or failure by Interiors to perform, any of the representations, warranties, covenants or agreements of Interiors contained in this Agreement or in any Exhibit(s) furnished by or on behalf of Interiors under this Agreement.

                  (c) Interiors Losses or CSL Losses are hereinafter referred to as "Losses", as they relate to the applicable party or parties in Section 6.1(a) and Section 6.1(b) above.

            6.2 Limitations on Certain Indemnity; Right of Offset.

                  (a) Except with respect to any Interiors Losses involving proven fraud by CSL or any of its officers, directors, stockholders or key employees, CSL shall not be liable to Interiors with respect to Interiors Losses unless and until, and then only to the extent that, the aggregate amount of all Interiors Losses shall exceed (i) in respect only of the transactions contemplated by this Agreement, the sum of $25,000 (the "Basket"). CSL shall thereafter be liable for all Interiors Losses in excess of the Basket, up to the aggregate amount of $1,000,000.

                  (b) Duration of Indemnity. Interiors shall be entitled to indemnification by CSL for Interiors Losses, and CSL shall be entitled to indemnification by Interiors for CSL Losses in respect of a breach of any of the respective representations or warranties made by CSL or Interiors hereunder, only in respect of claims for which notice of claim shall have been given on or before June 30, 2000.

                  (c) Certain Rights of Indemnification Regarding Certain Warranties and With Respect to Covenants and Agreements. Notwithstanding the foregoing Section 6.2(b) or any other provision of this Agreement, express or implied, to the contrary, CSL does hereby expressly covenant, understand and agree that:

                        (i) with respect to any Interiors Losses relating to a
                  breach of any representation or warranty relating to tax matters, ERISA matters or environmental matters, the duration of such indemnity shall be with respect to claims asserted prior to the expiration of the final statute of limitations for those tax reports and tax returns, ERISA matters or environmental matters;

                        (ii) if there shall be no adequate remedy at law for
                  any actual or threatened breach of any covenant or agreement of either CSL or Interiors contained in this Agreement or any Exhibit hereto, the non-breaching party, in addition to any available remedy at law, may seek equitable relief (including injunctive relief or specific performance) in any court of competent jurisdiction; and

                        (iii) neither Interiors nor CSL shall be entitled to
                  indemnification in the event that the subject claim for indemnification relates to a third-party claim and the prospective indemnified party (as the case may be) delayed giving notice thereof to such an extent as to cause material prejudice to the defense of such third-party claim.

            6.3 Resolution of Disputes; Binding Arbitration.

                  (a) Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within thirty (30) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

                  (b) In the event that any dispute relating to indemnification hereunder or otherwise involving the interpretation or application of this Agreement, any Schedule or Exhibit hereto or any other Transaction Document cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the indemnified party or the indemnifying party shall promptly thereafter submit the dispute to the American Arbitration Association, located in New York, New York for final and binding arbitration before a panel of three arbitrators (each of whom shall be reasonably experienced and qualified in commercial transactions), one of whom shall be selected by the indemnified party, one of whom shall be selected by the indemnifying party and the third of whom shall be selected by the other two arbitrators; all of which panel of arbitrators shall be selected within twenty
(20) days of submission of such dispute to the American Arbitration Association. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Exhibit, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

                  (c) In connection with any arbitration pursuant to this
Section 6.3, the arbitrators shall, as part of their award, allocate the fee of the American Arbitration Association, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

                  (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any federal or state court of competent jurisdiction in the States of Delaware, New York and California.

                  (e) Any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the indemnifying party in such amount as shall be necessary to satisfy all applicable Losses determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

            6.4 Defense and Settlement. In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and CSL's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

      7. Miscellaneous.

            7.1 Expenses. Each of Interiors and the CSL shall each pay all of their own respective professional fees and other costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

            7.2 Publicity. The parties shall mutually agree upon the content of any press release or other filing with the SEC in connection with this Agreement and the transactions contemplated hereby. Neither Interiors nor CSL shall issue any press release, filing with the SEC or other public announcement with respect to this Agreement and the transactions contemplated hereby prior to the execution of this Agreement.

            7.3 Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Subject Shares and the consummation of the transactions contemplated hereby for a period of one (1) year thereafter.

            7.4 Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, if any, except that neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by CSL or Interiors without the prior written consent of the other party hereto. After the Closing, Interiors and its successors and assigns may, without the consent of Interiors, assign this Agreement and Interiors' rights hereunder (including, without limitation, the Subject Shares purchased by Interiors), in whole or in part, to any affiliate or 51% or more-owned subsidiary of Interiors, provided, however, that CSL shall not be required to permit such Assignment if such Assignment is in violation of federal securities regulations or relevant state "blue sky" laws.

            7.5 Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by Interiors and by CSL, as representative of the several Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon CSL and Interiors.

            7.6 Applicable Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

            7.7 Judicial Proceedings. Any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the rights or interests of CSL or Interiors or the breach or alleged breach of this Agreement, whether arising during or at or after the termination of this Agreement (each of the foregoing disputes, controversies and claims hereinafter referred to as an "agreement dispute"), shall be brought only in a federal or state court located in the county, city and state of New York, and each of the parties hereto (i) unconditionally accepts the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby and (ii) irrevocably waives any objection such party may now have or hereafter has as to the venue of any such proceeding brought in such a court or that such court is an inconvenient forum. Each of the parties hereto hereby waives trial by jury in any judicial proceeding to which they are parties involving an agreement dispute.

            7.8 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given
(x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

            (i) If to Interiors, to it at the following address:

                  Interiors, Inc.
                  320 Washington Street
                  Mt. Vernon, NY 10553
                  Attention:  Max Munn, President and Chief Executive Officer

                  with a copy to:

                  Greenberg Traurig
                  200 Park Avenue - 15th floor
                  New York, New York 10166
                  Attention: Stephen A. Weiss, Esq.
                  Telephone:  (212) 801-9253
                  Telecopier:  (212) 801-6400

            (ii)  If to CSL, to it at the following address:

                  CSL Lighting Manufacturing, Inc.
                  27615 Avenue Hopkins
                  Valencia, California 91355-3447
                  Attention:  Mark Allen, Chief Executive Officer

                  with a copy to:

                  Morse, Zelnick, Rose & Lander LLP
                  450 Park Avenue, Suite 202
                  New York, New York 10022
                  Attention: Kenneth Rose, Esq.
                  Telephone:  (212) 838-5030
                  Telecopier:  (212) 838-9190

            7.9 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto or pursuant to such documents, including all exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to their subject matter.

            7.10 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            7.11 Descriptive Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

            7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                 [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    INTERIORS, INC.:

                                    By: /s/ Max Munn
                                       ---------------------------------------
                                       Name:  Max Munn
                                       Title: President and Chief Executive
                                              Officer


                                    CSL LIGHTING MANUFACTURING, INC.:

                                    By: /s/ Mark Allen
                                       ---------------------------------------
                                       Name:  Mark Allen
                                       Title: Chief Executive Officer